Exhibit 99.1

GRAF GLOBAL CORP. RECEIVES NYSE AMERICAN NOTICE

REGARDING DELAYED FORM 10-K FILING

THE WOODLANDS, TX, April 22, 2026 – Graf Global Corp. (NYSE American: GRAF) (the “Company”) announced today that it received a notice on April 16, 2026, from the NYSE American LLC stating that the Company is not in compliance with Section 1007 of the NYSE American Company Guide (the “Rule”) because it has not timely filed its Annual Report on Form 10-K as of and for the year ended December 31, 2025 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting.

The Company intends to file the Annual Report as soon as practicable to regain compliance with the Rule.

About Graf Global Corp.

Graf Global Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements”. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause actual future results to be materially different from the Company’s expectations. Such factors include, but are not limited to: the risk that such preparation of the Company’s Annual Report takes longer than anticipated; the Company’s ability to regain and maintain compliance with the requirements of the NYSE American; adverse effects on the Company’s business related to the disclosures made in this press release, or the initiation of new legal proceedings; and volatility of the Company’s stock price; as well as the risks discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13 2025, and the Company’s other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

James Graf

Chief Executive Officer, Chief Financial Officer and Director

Graf Global Corp.

james@grafacq.com